UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, Kerry R. Brittain, Senior Vice President, General Counsel and Corporate Secretary, notified the board of directors of Harvest Natural Resources, Inc. (the "Company") of his decision to retire on June 30, 2007.

Also on February 27, 2007, the board of directors of the Company granted stock option and restricted stock awards to the following named executive officers:

James A. Edmiston, 250,000 Stock Options, 50,000 Restricted Stock
Steven W. Tholen, 70,000 Stock Options, 25,000 Restricted Stock
Byron A. Dunn, 100,000 Stock Options, 30,000 Restricted Stock
Kurt A. Nelson, 55,000 Stock Options, 20,000 Restricted Stock
Karl L. Nesselrode, 70,000 Stock Options, 17,000 Restricted Stock

The option awards have an exercise price equal to the fair market value of the Company’s stock on the date of grant, vest 20 percent per year over a five-year period and expire seven years from the grant date.

The restricted stock awards vest at the end of a three-year restriction period. A certificate will be delivered to the named executive officer provided the named executive officer is still employed at the end of the restriction period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

March 2, 2007	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President and General Counsel